Exhibit 5(b)

June 6, 2019

Tucson Electric Power Company

88 East Broadway Boulevard

Tucson, AZ 85701

Ladies and Gentlemen:

As counsel to Tucson Electric Power Company, an Arizona corporation (“TEP” or the “Company”), we have participated in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof by the Company (a) for the registration under the Securities Act of 1933, as amended (“Securities Act”), of $1,400,000,000 Senior Notes of the Company (the “Securities”), and (b) for the qualification under the Trust Indenture Act of 1939, as amended, of TEP’s Indenture, dated as of November 1, 2011 (the “Indenture”), between TEP and U.S. Bank National Association, as trustee (the “Trustee”) under which the Securities are to be issued. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Restated Articles of Incorporation, as amended, and the Bylaws, as amended, of TEP, as in effect on the date hereof, (iii) resolutions of the Board of Directors of TEP relating to the Registration Statement and the Securities, (iv) the Indenture and (v) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, resolutions, instruments, certificates, records and documents.

Based upon and subject to the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

1. TEP is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

2. With respect to the Securities, when issued and delivered as contemplated in the Registration Statement and a prospectus supplement with respect thereto, the Securities will be legally issued and constitute the valid and binding obligations of TEP, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general equitable principles (whether considered in a proceeding in equity or at law).

For purposes of the opinions set forth above, we have assumed that:

a) the Securities which are the subject of such opinions will be issued and sold against payment therefor in compliance with the due authorization of the Company’s Board of Directors or a duly authorized committee thereof; and

b) the terms and provisions of the Securities shall have been established in accordance with the terms of the Indenture or a supplemental indenture thereunder, and such Securities shall have been duly executed, issued and delivered, and duly authenticated by the Trustee, in accordance with the terms of the Indenture and any supplemental indenture thereunder and such securities shall have been issued in compliance with an appropriate order of the Arizona Corporation Commission.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to our firm as may be made in such Registration Statement and in the prospectus or any prospectus supplement related thereto. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated by the Commission thereunder.

This opinion is limited to the laws of the States of Arizona and New York and the federal laws of the United States of America. As to all matters of Arizona law we have, with your consent, relied upon the opinion of even date herewith rendered to you by Todd C. Hixon, Vice President, General Counsel and Chief Compliance Officer to the Company, and the opinions expressed herein upon such reliance are subject to the same assumptions, qualifications and limitations set forth therein.

Todd C. Hixon is authorized to rely upon this letter as to the matters of New York law as if this letter were addressed to him.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP